Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 29, 2012, with respect to the consolidated financial statements and included in the Annual Report on Form 10-K for the years ended December 31, 2011 and 2010 of Dreams, Inc. and Subsidiaries, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Experts.”

/s/ GOLDSTEIN SCHECHTER KOCH P.A.
GOLDSTEIN SCHECHTER KOCH P.A.

Hollywood, FL March 29, 2012